Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-164401) of our report dated March 31, 2010, with respect to the consolidated financial statements of rue21, inc. and subsidiary included in this Annual Report (Form 10-K) for the year ended January 30, 2010.

/s/  Ernst & Young LLP

Pittsburgh, Pennsylvania
March 31, 2010

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